EXHIBIT 10.8

                         EMPLOYMENT AGREEMENT AMENDMENT

     Employment Agreement Amendment ("Amendment") made May 1, 1999, by and between Level Jump Financial Group, Inc., ("Level Jump") a Colorado corporation and thestockpage.com inc. ("thestockpage") an Ontario corporation, ("collectively referred to as the Companies" and individually referred to as a "Company") and Robert Landau ("Landau").

     WHEREAS, the Companies and Landau have entered into an Employment Agreement ("Agreement") dated May 1, 1999, the same date as this Amendment.

     WHEREAS, the Companies desire to employ Landau and Landau desires to be employed by the Companies upon the terms and conditions set forth in the employment agreement dated May 1,1999 and in this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Compensation.

Landau agrees that from May 1, 1999 through April 30, 2000, as compensation for the services under this agreement in respect of the Companies and their respective divisions, affiliates and subsidiaries and, if elected, as a director of the Companies and their respective affiliates or subsidiaries, his annual compensation shall be $84,000 in Canadian funds, payable in equal installments no less frequently than monthly, in accordance with the Companies' usual payroll procedures. For greater certainty, despite the foregoing, the Companies are jointly and severally liable to pay all compensation, remuneration and benefits to which Landau is entitled pursuant to the Agreement irrespective of whether Landau performs such services on behalf of affiliates, or subsidiaries. For greater certainty, the annual compensation stipulated in this Amendment reduces the amount stipulated in the Agreement.

Landau will also be entitled to receive such bonus compensation as the board of directors of Level Jump determines from time to time acting reasonably having regard to bonus compensation customarily paid to senior executives by corporations similar to Level Jump.

2. Notices.

All notices required or permitted under this agreement will be in writing and will be deemed delivered when (i) delivered in person or (ii) upon receipt if mailed by United States mail, postage prepaid, return receipt requested, the addresses as follows:

         Company           Level Jump Financial Group, Inc.
                           133 Richmond Street West, Suite 401
                           Toronto, Ontario M5H 2LH
                           Canada

         Landau            Robert Landau
                           1514- 66 Broadway Ave.
                           Toronto, Ontario, Canada
                           M5H-2L3

The above addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

3. Amendment.

This agreement may be modified or amended, if in writing and signed by both parties to this agreement.

4. Severability.

If any provision of this agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court or other competent authority finds that any provision of this agreement is invalid or unenforceable, but that by limiting the provision it would become valid or enforceable, then the provision will be deemed to be written, construed, and enforced as so limited.

5. Waiver.

The failure of either party to enforce any provision of this agreement will not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this agreement.

6. Applicable Law.

This agreement will be governed by the laws of the Province of Ontario and the applicable laws of Canada. The parties elect to be governed by the laws of the Province of Ontario and attorn to the non-exclusive jurisdiction of the courts of Ontario.

7. Construction.

It will be an irrefutable presumption that this agreement was co-drafted by the parties hereof, and therefore this agreement will be construed without regard to any presumption or other rule requiring construction against any party. The parties hereto also acknowledge the ability and opportunity to have this agreement reviewed by independent counsel of their own choosing prior to signing.

8. Survival of Provisions

All provisions of this Agreement will survive the termination of the employment of Landau hereunder except for those provisions which require provision of services by Landau to the Companies or either of them or to their associates, affiliates or subsidiaries.

9. Dollar Amounts

Unless otherwise stated herein, all dollar amounts refer to U.S. funds.

In witness whereof the parties have hereunto set their hands and seals this 1st day of May, 1999.

Signed, Sealed and Delivered in
   the presence of                           )
                                             )
                                             ) Level Jump Financial Group, Inc.
                                             )
                                             )
                                             )  Per:
                                             )
                                             )  ------------------------------
                                             )  Name:  David Roff
                                             )  Office:  Vice-President
                                             )  I have authority to bind the
                                                  corporation.
                                             )
                                             )
                                             ) -------------------------------
                                             )  Robert Landau
                                             )
                                             )
                                             ) thestockpage.com inc.
                                             )
                                             ) Per:
                                             )
                                             )  ------------------------------
                                             )  Name:  David Roff
                                             )  Office:  Vice-President
                                             )  I have authority to bind the
                                                  corporation.